Exhibit 10.16
CONTRIBUTION AGREEMENT
This Contribution Agreement, dated as of March 7, 2011 (this “Agreement”), is made and entered into by and between Hicks Acquisition Company II, Inc. (the “Company”) and William A. Montgomery (the “Stockholder”).
RECITALS
WHEREAS, on October 14, 2010, the Company consummated an underwritten initial public offering (the “Offering”) of 15,000,000 units (“Units”), each Unit consisting of one share of common stock, par value $0.0001 per share (“Common Stock”), and one warrant to purchase one share of Common Stock, pursuant to a registration statement on Form S-1 and a prospectus filed with the Securities and Exchange Commission;
WHEREAS, in connection with the Offering, the Company also granted to the underwriters of the Offering (the “Underwriters”) a 45-day option to purchase up to an additional 2,250,000 Units to cover any over-allotments (the “Over-Allotment Option”);
WHEREAS, the Stockholder is the holder of 12,321 shares of Common Stock, which it acquired in a private transaction prior to the consummation of the Offering (the “Founder Shares”), a portion of which are subject to forfeiture in the event the sales price of the Common Stock does not achieve certain performance benchmarks (the “Founder Earnout Shares”);
WHEREAS, as a condition to the closing of the Offering, up to 1,607 Founder Shares (which includes up to 321 Founder Earnout Shares) are subject to forfeiture by the Stockholder if the Underwriters do not exercise the Over-Allotment Option; and
WHEREAS, the Underwriters have notified the Company that they will not exercise the Over-Allotment Option and, as a result, the Stockholder wishes to return to the Company for cancellation 1,607 Founder Shares (which includes 321 Founder Earnout Shares).
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1 Surrender of Founder Shares. The Stockholder hereby assigns and surrenders to the Company for cancellation 1,607 Founder Shares (which includes 321 Founder Earnout Shares). After giving effect to the cancellation of such shares, the Stockholder hereby acknowledges that it holds 10,714 Founder Shares (which includes 2,143 Founder Earnout Shares).

Section 2 No Conflicts. Each party hereto represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.
Section 3 Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

STOCKHOLDER:
/s/ William A. Montgomery

William A. Montgomery

COMPANY:

HICKS ACQUISITION COMPANY II, INC.

By:	/s/ Christina Weaver Vest

	Name:	Christina Weaver Vest
	Title:	President, Chief Executive Officer and
Chief Financial Officer
Signature Page to Contribution Agreement